UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2019

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

22 West Washington Street
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including
area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, no par value	MORN	The Nasdaq Stock Market LLC

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available around June 7, 2019.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•     liability for any losses that result from an actual or claimed breach of our fiduciary duties;

•     failing to maintain and protect our brand, independence, and reputation;

•     failing to differentiate our products and continuously create innovative, proprietary research tools;

•     liability related to the storage of personal information related to individuals as well as portfolio and account-level information;

•     inadequacy of our business continuity program in the event of a material emergency or adverse political or regulatory developments;

•     failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy;

•     trends in the asset management industry, including the decreasing popularity of actively managed investment vehicles and increased industry consolidation;

•     an outage of our database, technology-based products and services, or network facilities or the movement of parts of our technology infrastructure to the public cloud;

•     compliance failures, regulatory action, or changes in laws applicable to our investment advisory or credit rating operations;

•     volatility in the financial sector, global financial markets, and global economy and its effect on our revenue from asset-based fees and credit ratings business;

•     the failure of acquisitions and other investments to produce the results we anticipate;

•     the failure to recruit, develop, and retain qualified employees;

•     challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India;

•     liability relating to the acquisition or redistribution of data or information we acquire or errors included therein; and

•     the failure to protect our intellectual property rights or claims of intellectual property infringement against us.

Investor Questions and Answers: May 14, 2019

We encourage current shareholders, potential shareholders, and other interested parties to send questions to us in writing and make written responses available on a regular basis. The following answers respond to selected questions received through May 10, 2019.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington St.

Chicago, IL 60602

Morningstar Investment Management

1.              In the earnings press release’s discussion of the soft asset-based revenue trends there was reference to advisors favoring lower-fee strategies.  Is the implication that Morningstar’s products are higher fee than what some advisors are willing to allocate to?  We had been under the impression that with Morningstar Funds Trust resulted in lower fees and made Morningstar’s product offering more cost competitive, but it seems that the trend to passive management is overwhelming that potential benefit?

In our Q1 2019 earnings release, we remarked that “advisors continue to favor lower-fee strategies” in an effort to explain that our overall assets under management and advisement solutions mix had changed, particularly in the Morningstar Managed Portfolios business in the U.S. Specifically, compared to year-end 2017, a higher percentage of assets were in lower-cost ETF strategies compared to higher-fee equity separately managed accounts.

As one of our seven guiding investment principles, Morningstar Investment Management seeks to minimize the costs of the implementation vehicles utilized, whether they are individual securities, mutual funds or ETFs. Our rationale for launching Morningstar Funds Trust (“Morningstar Funds”) reflects our commitment to providing our Morningstar Managed Portfolio clients with lower-cost options. By moving from using third-party funds to sub-advised Morningstar Funds, Morningstar Investment Management is able to negotiate better fees from asset managers as well as reduce our overall program fees. As a result, clients investing in Morningstar Funds-based managed portfolios saw fees drop by 20% on average. The total expense ratios of our Funds are competitive in their categories and we aim to pass further savings to investors as they build scale. We believe this outcome is a win-win for the client and for us. The client gains access to our best advice at a lower price point, and we retain the opportunity to manage more of the client’s assets over time, helping us to offset fee compression.

ESG

2.              At what point will you begin to feather in and discuss your ESG business that you own directly within Morningstar via items like ESG indexes, ESG analysis of investment funds etc. as well as what you indirectly own via your 40% ownership of Sustainalytics?

We don’t classify ESG as a separate product line, but rather a set of capabilities that we’re actively working to embed in products throughout the company. As examples, 56 unique Morningstar Indexes use ESG criteria as the primary driver of security selection; Morningstar Investment Management offers ESG Asset Allocation portfolios; Morningstar Data provides direct data feeds based on ESG factors; and ESG analytics, commentary, data, and research appears in our Morningstar Cloud and PitchBook platforms. That said, because our ESG capabilities often appear alongside other functionality within our products, it is difficult to attribute a specific percentage of our fees to ESG versus everything else we offer.

Because client interest in ESG solutions is so strong, we’re committed to enhancing our ESG capabilities.  Recent announcements to that effect are as follows:

•                   Morningstar launched the Morningstar Sustainability Rating™ in 2016 to help investors evaluate funds based on ESG factors as well Morningstar Sustainability Indexes. In 2018, we introduced Morningstar Portfolio Carbon Metrics, fueling a new Morningstar Low Carbon Designation for funds and the Morningstar Portfolio Carbon Risk Score to establish a methodology for investors to evaluate their portfolios’ carbon risk.

•                   In January 2019, Morningstar launched Low Carbon Risk Indexes. This new family of indexes empower investors to evaluate and invest in companies that are adapting to the low-carbon economy and managing their businesses strategically for the long term. Whether motivated by environmental concerns, fiduciary obligations or investment outcomes, the new indexes offer more options to lower carbon exposure without compromising returns.

•                   Additionally, Morningstar and The Money Management Institute (MMI)/Sustainable Investing Initiative (SII) launched a comprehensive set of programs designed to deepen financial advisor knowledge of Sustainable Investing/ESG strategies. The Initiative provide on-line and in person courses as well as workshops, forums and thought leadership content that will provide advisors with the knowledge and practical applications they need to confidently engage with their clients on sustainable investing. It is available to all advisors, not just MMI members.

•                   In the U.S., Morningstar Managed Portfolios are now offering ESG Asset Allocation Portfolios that leverage Morningstar ESG data, research, and insights. The portfolios combine a valuation-driven asset allocation approach with ESG-considerations to create core portfolios for investors who value a more sustainable future. This new offering adds to Morningstar Investment Management Europe Ltd’s launch of Morningstar ESG Portfolios for advisors in the U.K.

Our ownership in Sustainalytics was 44% as of December 31, 2018, which constitutes a minority stake. Since Sustainalytics is a privately-held company, we do not disclose the company’s financials.  Morningstar’s continued investment in and support for Sustainalytics acknowledges that the market needs independent, pure-play ESG research firms to support the development of this emerging area of the investment industry. Our relationship with Sustainalytics allows us to serve clients end-to-end, providing support to all workflows from company level analysis to distributed, investor-facing portfolio level reporting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: May 14, 2019	By:	/s/ Jason Dubinsky
Jason Dubinsky
Chief Financial Officer